Exhibit 99.1

News Release

Investor Relations Contact:

Jennifer Jarman

The Blueshirt Group

415-217-7722

jennifer@blueshirtgroup.com

InsWeb Reports Second Consecutive Quarter of Profitability

SACRAMENTO, Calif., July 19, 2007 — InsWeb Corp. (NasdaqCM: INSW) today announced results for the second quarter ended June 30, 2007.

Revenues for the second quarter of 2007 were $8.1 million, compared to $7.5 million in the second quarter of 2006 and $8.1 million in the first quarter of 2007.  Net income for the second quarter of 2007 was $214,000, or $0.05 per share, compared to net income in the second quarter of 2006 of $247,000, or $0.06 per share, and $402,000, or $0.10 per share, in the first quarter of 2007.

Adjusted EBIDA, a non-GAAP financial measure used by InsWeb’s management and defined below, was $715,000 in the second quarter of 2007, compared to $688,000 in the first quarter of 2007.

InsWeb Chairman & CEO Hussein Enan stated, “Achieving our second consecutive quarter of profit further demonstrates the ongoing viability of our lead-referral based business model.  With our scalable technology infrastructure in place,  we are now focused on generating additional top-line revenue while continuing to improve our  operating margin.  Along these lines, we recently renewed and expanded our relationship with NetQuote , which we expect to have a positive impact on both top- and bottom-line growth.  We are also working on additional revenue streams leveraging our existing platform, whose effects we expect to manifest in the coming quarters.  As we look at the second half of the year, we are optimistic regarding our outlook and expect to continue to post year-over-year quarterly revenue growth while maintaining operating profitability for fiscal 2007 and beyond, as previously stated.”

Non-GAAP Financial Information

In evaluating our business, our management considers and uses Adjusted EBIDA as a supplemental measure of operating performance. Adjusted EBIDA refers to a financial measure that we define as net income excluding net interest, depreciation, amortization, share-based compensation expense,  severance expenses, and other one-time gains and losses that are not related to our continuing operations.  This measure is an essential component of our internal planning process because it facilitates period-to-period comparisons of our operating performance by eliminating potential differences in net income caused by the existence and timing of non-cash charges and non-recurring gains and losses.  Furthermore, Adjusted EBIDA reflects the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance.

InsWeb Corporation

NON-GAAP FINANCIAL MEASURE AND RECONCILIATION

(In thousands)

(unaudited)

	Three months ended
	June 30, 2007	March 31, 2007	June 30, 2006
Net income	$214	$402	$247
Less
Interest income, net	107	72	101
Gain on sale of InsWeb Insurance Services’ property and casualty book of business	—	—	2,044
Add
Share-based compensation expense	260	314	81
Depreciation and amortization of property and equipment from continuing operations	40	44	49
Severance expense	308	—	25
Adjusted EBIDA from continuing operations	$715	$688	$(1,743)

Adjusted EBIDA is not a measurement of our financial performance under U.S. GAAP and has limitations as an analytical tool.  You should not consider it in isolation or as a substitute for our U.S. GAAP net income.  The principal limitations of this measure are that: 1) it does not reflect our actual expenses and may thus have the effect of inflating our net income and net income per share; and 2) it may not be comparable to Adjusted EBIDA as reported by other companies.

About InsWeb

InsWeb (NasdaqCM: INSW) enables consumers to compare multiple, actionable quotes for auto, term life, health, homeowners, renters and condominium insurance offerings from many of the nation’s highly rated insurers. The top-rated online insurance marketplace also provides interactive tools and independent research. Headquartered in Sacramento, Calif., InsWeb is accessible at www.insweb.com.

For further information regarding InsWeb Corporation, please review the Company’s filings with the Securities and Exchange Commission, including Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, and in particular Management’s Discussion and Analysis of Financial Condition and Results of Operations.

This news release contains forward-looking statements reflecting management’s current forecast of certain aspects of the Company’s future. It is based on current information, which we have assessed, but which by its nature is dynamic and subject to rapid and even abrupt changes. Forward-looking statements include statements expressing the intent, belief or current expectations of the Company and members of our management team regarding: projected future revenues, revenue growth, expenses, profitability and financial position; marketing and consumer acquisition; the results of strategic initiatives, including AgentInsider; increased or decreased participation by insurance companies; and product and technological implementations. The Company’s actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with the Company’s business, which include, but are not limited to: variations in consumer usage of the internet to shop for and purchase insurance; the willingness and capability of insurance companies or other insurance entities to offer their products or instant quotes on the Company’s website or through the Company’s licensed subsidiaries; changes in the Company’s relationships with existing insurance companies or other customers, including, changes due to consolidation within the insurance industry; changes in the Company’s relationship with strategic and/or marketing partners; the Company’s ability to attract and integrate new insurance providers and strategic partners; implementation of competing Internet strategies by existing and potential competitors; implementation and consumer acceptance of new product or service offerings; the outcome of litigation in which the Company is a party; insurance and financial services industry regulation; fluctuations in operating results; or other unforeseen factors. The forward-looking statements should be considered in the context of these and other risk factors disclosed in the Company’s filings with the Securities and Exchange Commission.

“INSWEB” and “AGENTINSIDER” are registered service marks of InsWeb Corporation. All marks above are those of InsWeb Corporation, except for those of insurance insurers, brokers, agents, industry organizations, financial institutions, online partners, service providers, other mentioned companies and educational institutions, which are the marks of their respective entities.

INSWEB CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

[ Amounts in thousands, except per share amounts ]

[  unaudited  ]

	Three months ended		Six months ended
	June 30,		June 30,
	2007	2006	2007	2006
Revenues:
Transaction fees	$8,063	$7,429	$16,106	$14,994
Development and maintenance fees	66	88	133	178
Total revenues	8,129	7,517	16,239	15,172

Operating expenses:
Direct marketing	4,597	5,158	9,125	10,103
Sales and marketing	1,327	1,967	2,805	4,031
Technology	777	1,216	1,653	2,469
General and administrative	1,323	1,074	2,225	2,250
Total operating expenses	8,024	9,415	15,808	18,853
Income (loss) from operations	105	(1,898)	431	(3,681)
Interest income	107	101	179	193
Other income (expense), net	2	2,044	6	2,044
Net income (loss)	$214	$247	$616	$(1,444)

Net income (loss) per share:
Basic	$0.05	$0.06	$0.15	$(0.35)
Diluted	$0.04	$0.06	$0.13	$(0.35)

Weighted-average shares used in computing net income (loss) per share:
Basic	4,340	4,089	4,208	4,087
Diluted	5,267	4,200	4,840	4,087

INSWEB CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

[Amounts in thousands]

[unaudited]

	June 30,	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$8,293	$6,750
Accounts receivable, net	3,658	2,804
Prepaid expenses and other current assets	392	398
Total current assets	12,343	9,952

Property and equipment	312	389
Other assets	113	115
Total assets	$12,768	$10,456

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$2,341	$2,248
Accrued expenses	2,714	2,672
Deferred revenue	177	245
Total current liabilities	5,232	5,165

Commitments and contingencies

Shareholders’ equity:
Common stock	8	7
Paid-in capital	205,206	203,578
Treasury stock	(6,334)	(6,334)
Accumulated deficit	(191,344)	(191,960)
Total shareholders’ equity	7,536	5,291
Total liabilities and shareholders’ equity	$12,768	$10,456

Financial Highlights and Key Metrics

	Three months ended
	June 30, 2007	March 31, 2007	June 30, 2006

Revenues:
Auto	$6,566,000	$6,411,000	$5,692,000
All Other	$1,563,000	$1,699,000	$1,825,000
Total	$8,129,000	$8,110,000	$7,517,000

# of Consumers:
Auto	1,448,000	1,318,000	1,378,000
All Other	84,000	137,000	140,000
Total	1,532,000	1,455,000	1,518,000

Revenues per Consumer:
Auto	$4.53	$4.86	$4.13
All Other	$18.61	$12.40	$13.04
Total	$5.31	$5.57	$4.95

Direct Marketing Costs:	$4,597,000	$4,528,000	$5,158,000
Direct Marketing Costs as a percent of Revenues	57%	56%	69%
Marketing Costs per Consumer	$3.00	$3.11	$3.40

Cash and Cash Equivalents:	$8,293,000	$7,091,000	$8,145,000
Accounts Receivable:	$3,658,000	$3,412,000	$3,236,000
Day Sales Outstanding (DSO):	40	35	40

Staffing:	64	85	127

Definitions:
“# of Consumers”	Represents a consumer who has started an InsWeb quote form
“Direct Marketing Costs”	Represents expenses incurred by InsWeb to drive consumers to
InsWeb’s online insurance marketplace
“Per Consumer Information”	Represents Revenues earned or marketing costs incurred per consumer who has started an InsWeb quote form